                                                                               .
                                                                               .
                                                                               .

SUBSIDIARIES OF PDG ENVIRONMENTAL, INC.

Name of Subsidiary                                             State of Formation
------------------                                             ------------------
Project Development Group, Inc.                                        PA

PDG, Inc.                                                              PA

Enviro-Tech Abatement Services Co.                                     NC

PDG of Delaware, Inc. *                                                DE

DPI Energy, Inc.*                                                      PA

Asbestemps, Inc.*                                                      DE

Applied Environmental Technology, Inc. *                               DE

Applied Consulting & Technical Services, Inc. *                        DE

*        Inactive subsidiaries